Exhibit 99.1

March 23, 2020

Twitter Withdraws Q1 Guidance Due to COVID-19 Impact

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced the company is withdrawing its revenue and operating income guidance for the first quarter of 2020, as well as its outlook for expenses, stock-based compensation, headcount, and capital expenditures for the full year due to the growing impact of COVID-19 on the global operating and economic environment and their effect on advertiser demand.

While the near-term financial impact of this pandemic is rapidly evolving and difficult to measure, based on current visibility, the company expects Q1 revenue to be down slightly on a year-over-year basis. Twitter also expects to incur a GAAP operating loss, as reduced expenses resulting from COVID-19 disruption are unlikely to fully offset the revenue impact of the pandemic in Q1.

Global conversation about COVID-19 as well as ongoing product improvements are driving strength in total monetizable DAU (mDAU), with quarter-to-date average total mDAU reaching approximately 164 million, up 23% from 134 million in Q1 2019 and up 8% from 152 million in Q4 2019.

“Twitter’s purpose is to serve the public conversation, and in these trying times our work has never been more critical. We’re seeing a meaningful increase in people using Twitter, and our teams are demonstrating incredible resilience adapting to this unprecedented environment,” said Jack Dorsey, Twitter’s Chief Executive Officer. “We’ll continue to navigate this environment focusing on supporting our employees, customers, and partners, while strengthening our service for everyone around the world and adjusting to a new operating and economic environment.”

“Twitter had a strong start to the year before the effects of COVID-19 began spreading more broadly, including a successful Super Bowl and overall strength in the US. The COVID-19 impact began in Asia, and as it unfolded into a global pandemic, it has impacted Twitter’s advertising revenue globally more significantly in the last few weeks,” said Ned Segal, Twitter’s Chief Financial Officer. “We have made solid progress on our consumer and revenue product priorities and we remain confident in our opportunity and strategy. We hope everyone stays healthy and safe.”

The company will provide an update on its Q1 2020 earnings call on April 30 at 5am Pacific Time.

Appendix

First Quarter Earnings Release Details

Twitter expects to release financial results for the first quarter of 2020 on April 30, 2020, before the market opens at approximately 4am Pacific Time (7am Eastern Time). On the same day, Twitter will host a conference call to discuss those financial results at 5am Pacific Time (8am Eastern Time).

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live-streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

A Note About Metrics

Twitter defines monetizable daily active usage or users (mDAU) as people, organizations, or other accounts who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com or Twitter applications that are able to show ads. Average mDAU for a period represents the number of mDAU on each day of such period divided by the number of days for such period. Changes in mDAU are a measure of changes in the size of our daily logged in or otherwise authenticated active total accounts. To calculate the year-over-year change in mDAU, we subtract the average mDAU for the three months ended in the previous year from the average mDAU for the same three months ended in the current year and divide the result by the average mDAU for the three months ended in the previous year. Additionally, our calculation of mDAU is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies.

The numbers of mDAU presented in our earnings materials are based on internal company data. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement across our large number of total accounts around the world. Furthermore, our metrics may be impacted by our information quality efforts, which are our overall efforts to reduce malicious activity on the service, inclusive of spam, malicious automation, and fake accounts. For example, there are a number of false or spam accounts in existence on our platform. We have performed an internal review of a sample of accounts and estimate that the average of false or spam accounts during the fourth quarter of 2019 represented fewer than 5% of our mDAU during the quarter. The false or spam accounts for a period represents the average of false or spam accounts in the samples during each monthly analysis period during the quarter. In making this determination, we applied significant judgment, so our estimation of false or spam accounts may not accurately represent the actual number of such accounts, and the actual number of false or spam accounts could be higher than we have estimated. We are continually seeking to improve our ability to estimate the total number of spam accounts and eliminate them from the calculation of our mDAU, and have made improvements in our spam detection capabilities that have resulted in the suspension of a large number of spam, malicious automation, and fake accounts. We intend to continue to make such improvements. After we determine an account is spam, malicious automation, or fake, we stop counting it in our mDAU, or other related metrics. We also treat multiple accounts held by a single person or organization as multiple mDAU because we permit people and organizations to have more than one account. Additionally, some accounts used by organizations are used by many people within the organization. As such, the calculations of our mDAU may not accurately reflect the actual number of people or organizations using our platform.

In addition, geographic location data collected for purposes of reporting the geographic location of our mDAU is based on the IP address or phone number associated with the account when an account is initially registered on Twitter. The IP address or phone number may not always accurately reflect a person’s actual location at the time they engaged with our platform. For example, someone accessing Twitter from the location of the proxy server that the person connects to rather than from the person’s actual location.

We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. Our measures of mDAU growth and engagement may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern Twitter’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, our financial guidance for the first quarter of 2020 and outlook for the full year, trends in mDAU and drivers of such trends, including the effect of COVID-19 and related impact on Twitter’s business, and Twitter’s strategies, objectives and priorities.

Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include risks related to: the impact of the outbreak of COVID-19 on our business and operations, including public health requirements in response to the outbreak; changes to business, political and/or regulatory conditions affecting our business, and the overall global economy; and changes in our users’, customers and competitors’ behavior. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors:

Cherryl Valenzuela

ir@twitter.com

Press:

Giovanna Falbo

press@twitter.com